Exhibit 99.1

Banzai Appoints Dean Ditto as Chief Financial Officer

Veteran Financial and Technology Leader

SEATTLE – July 9, 2025 – Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced the appointment of Dean Ditto, CPA, as Chief Financial Officer of the Company, effective July 14, 2025. Mr. Ditto replaces Interim Chief Financial Officer, Alvin Yip, who will continue with the Company in the role of Chief Accounting Officer.

Dean Ditto has over 30 years’ experience as a strategic financial leader with a track record of implementing critical business initiatives that drive profitable growth at both public and private companies. Prior to joining Banzai, Mr. Ditto was Chief Financial Officer of Akerna Corp. a SaaS technology company where he led a corporate restructuring plan that produced cost savings of $6 million annually. Previously, he was CFO of Mydecine Innovations Group, Inc., a biotech and life sciences company, where he raised $40 million through public and private offerings to support drug and IP development and operations. As CFO of Sigue Corporation, a closely-held Fintech provider, Mr. Ditto worked to improve the business planning, budgeting and financial analysis processes. He has also served in financial leadership roles at OSI Systems, Dental Lab Holdings, KARL STORZ Endoscopy-America, Countrywide Home Loans, Giant Bicycle USA, and Ford Motor Company. Mr. Ditto holds a Bachelor of Arts in Economics and Management from Albion College, and holds a Master of Business Administration from the Kelley School of Business at Indiana University.

“On behalf of our board and management team, I would like to welcome Dean to the position. We are privileged to have someone of his caliber and financial skill set serve as our CFO,” said Joe Davy, Founder and CEO of Banzai. “I would like to thank Alvin for his contribution in leading us to this inflection point, and welcome Dean’s capabilities in scaling public technology companies. His achievements as well as expertise in financial management of listed companies will make a significant addition to the strategic operation and development of Banzai going forward.”

Mr. Ditto added, “I am excited to be appointed as CFO as we prepare Banzai for the future in a rapidly evolving market. I look forward to working with Joe, the executive team, and the finance team as we continue to execute on our strategic and financial priorities focused on value-added growth and our commitments to all shareholders.”

About Banzai

Banzai is a marketing technology company that provides AI-enabled marketing and sales solutions for businesses of all sizes. On a mission to help their customers grow, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai has over 90,000 customers including RBC, Dell Technologies, New York Life, Thermo Fisher Scientific, Thinkific, and ActiveCampaign. Learn more at www.banzai.io. For investors, please visit https://ir.banzai.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

BNZI@mzgroup.us

www.mzgroup.us

Media

Nancy Norton

Chief Legal Officer, Banzai

media@banzai.io